As of June 30, 2014, the following persons or entities now own more than 25% of a Funds voting security.

Person/Entity

PROFUND VP BASIC MATERIALS
NATIONWIDE LIFE INSURANCE COMPANY 25.51%

PROFUND VP INTERNET
NATIONWIDE LIFE INSURANCE COMPANY 28.77%

PROFUND VP SEMICONDUCTOR
NATIONWIDE LIFE INSURANCE COMPANY 44.29%

PROFUND VP SMALL-CAP
JEFFERSON NATIONAL LIFE INSURANCE CO 39.37%

PROFUND VP NASDAQ-100
WESTERN RESERVE LIFE 28.83%

PROFUND VP FINANCIALS
WESTERN RESERVE LIFE 25.22%

PROFUND VP CONSUMER SERVICES
WESTERN RESERVE LIFE 27.18%

PROFUND VP EMERGING MARKETS
NATIONWIDE LIFE INSURANCE COMPANY 36.84%

PROFUND VP DOW 30
PHILADELPHIA FINANCIAL LIFE ASSURANCE CO 57.01%


As of June 30, 2014, the following
persons or entities no longer own
more than 25% of a Funds voting security.

PROFUND VP BASIC MATERIALS
WESTERN RESERVE LIFE

PROFUND VP OIL & GASS
WESTERN RESERVE LIFE

PROFUND VP SMALL-CAP VALUE
WESTERN RESERVE LIFE

PROFUND VP DOW 30
MIDLAND NATIONAL LIFE INSURANCE COMPANY

PROFUND VP SHORT DOW 30
PROFUND ADVISORS LLC